UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 13, 2021, SunPower Corporation (the “Company”) held its 2021 annual meeting of stockholders. Stockholders voted on three proposals at the meeting. First, François Badoual, Denis Toulouse, and Patrick Wood III were nominated and re-elected as Class I directors to serve until the Company’s 2024 annual meeting of stockholders or until their duly qualified successors are elected. Second, in a non-binding advisory vote, stockholders approved the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement. Third, stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021. The results of stockholder voting are summarized below.

1. Proposal One - The re-election of each of the nominated Class I directors:

Number of Votes

	For	Withheld	Broker Non-Votes
François Badoual	100,140,243	21,901,510	18,546,450
Denis Toulouse	111,266,927	10,774,826	18,546,450
Patrick Wood III	108,137,740	13,904,013	18,546,450

2. Proposal Two - The approval, on an advisory basis, of the compensation of the Company’s named executive officers:

Number of Votes

For	Against	Abstain	Broker Non-Votes
120,642,999	1,105,328	293,426	18,546,450

3. Proposal Three - The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

Number of Votes

For	Against	Abstain	Broker Non-Votes
139,467,658	854,373	266,172	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

May 18, 2021	By:	/S/ REGAN MACPHERSON
	Name:	Regan MacPherson
	Title:	Executive Vice President and Chief Legal Officer